SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2003

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18881	22-2581418
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

383 Route 46 West, Fairfield, New Jersey	07004
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Item 5. Other Events

     On June 6, 2003, the Company announced today that it has agreed to sell $25 million in aggregate principal amount of its 4% convertible senior subordinated notes due 2013 (plus an option to the initial purchasers of the notes to acquire up to an additional $8 million in principal amount of the notes) in a private placement transaction under Rule 144A. The notes will be convertible into shares of Bradley’s common stock at any time during their term at a conversion rate of 50 shares of Bradley’s common stock per $1,000 in principal amount of notes, which results in an initial conversion price of approximately $20.00 per share. The offering is expected to close on June 11, 2003. A copy of the related press release is attached hereto.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

99.1- Press Release by Bradley Pharmaceuticals, Inc. dated June 6, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki

R. Brent Lenczycki
Chief Financial Officer

Dated: June 6, 2003